Exhibit 99.1


    Cash America Reports Third Quarter Earnings up 33% and Declares Dividend


    FORT WORTH, Texas--(BUSINESS WIRE)--Oct. 20, 2005--Cash America International, Inc. (NYSE:CSH) announced today that income from continuing operations rose 33% in the third quarter ended September 30, 2005, compared to the same period last year. Income from continuing operations was $9,563,000 (32 cents per share) for the three-month period in 2005 compared to $7,181,000 (24 cents per share) for the same period in 2004. Included in the 2005 period is a gain from the settlement of an insurance claim filed in 2004 of $265,000 after taxes, about 1 cent per share. The third quarter results of income from continuing operations exceeded the Company's published earnings per share guidance of 27 to 30 cents per share as well as analysts' published estimates for the quarter. Prior year net income for the third quarter of 2004 was $23,664,000, which included an after-tax gain from the sale of the Company's European lending business in 2004 of $14,689,000 and income attributable to those businesses of $1,794,000 which added 56 cents per share in the third quarter of 2004.
    Total revenue for the third quarter of 2005 increased 31% to $144.8 million from $110.5 million in the same period last year, as all components of the Company's revenue were higher in the period. Fees and service charges from combined lending activities were up 39% to $76.4 million as higher pawn loan and cash advance balances produced improved revenue levels. Merchandise sales rose 23% to $66.0 million in the quarter and increased gross profit margins on merchandise sales drove the Company's total net revenue up 35% to $103.9 million in the 2005 quarter compared to $76.9 million in 2004. While the current quarter's increase in net revenue is partly due to the late year 2004 acquisition of a 41 store lending business, same store net revenue increased 14% in the current year third quarter compared to the prior year quarter.
    Commenting on the results of the quarter, Daniel R. Feehan, President and Chief Executive Officer of Cash America said, "We continued to experience strong demand for our loan products in the third quarter which allowed us to build on the positive momentum initiated during the second quarter. As a result, we were successful posting results above our expectations in the current quarter and we are positioned well for the final three months of fiscal 2005."
    For the first nine months of fiscal 2005, Cash America reported a 33% increase in income from continuing operations to $28,365,000 (94 cents per share) compared to $21,249,000 (72 cents per share) in the prior year. Total revenue for the year to date period ended September 30, 2005 was up 29% to $423.3 million compared to $328.7 million for the same period last year.
    Cash America will host a conference call to discuss the third quarter results on Thursday, October 20 at 3:45 p.m. CDT. A live webcast of the call will be available on the Investor Relations section of the Company's corporate web site (www.cashamerica.com). To listen to the live call, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. A replay will be available on the Company's web site for 90 days following the conference call.
    Additionally, the Company announced that the Board of Directors, at its regularly scheduled quarterly meeting, declared a $0.025 (2.5 cents) per share cash dividend on common stock outstanding. The dividend will be paid to shareholders of record on November 2, 2005, and will be paid at the close of business on November 16, 2005.

    Outlook for the Fourth Quarter and 2006

    As management approaches the final three months of fiscal year 2005 it expects the growth in revenue to be largely governed by the growth in lending assets. Demand for the loan products and credit services offered by the Company is influenced by economic factors which impact customer needs to satisfy immediate capital requirements. In the current economic environment the demand for the products and services has been strong and management assumes that these trends will continue through the end of the year. Another factor influencing revenue is regulatory requirements that could restrict customers from qualifying for short-term cash advances. Management began offering alternative services in the third quarter to assist customers who are unable to qualify for loans from certain lenders due to more restrictive regulatory requirements. In addition, the Company transitioned to new regulatory oversight in other markets where the alternative products could not be provided. In management's opinion, these changes will cause revenue levels in some markets to fall and cause loss rates to rise but management anticipates that this will mostly be mitigated by continued demand in unaffected markets and the development of new units added over the last twelve months. Based on the preceding factors, management expects that the fourth quarter income from continuing operations will be between 51 cents and 56 cents per share in 2005 compared to 46 cents per share last year. Full year 2005 earnings per share from income from continuing operations is expected to range between $1.45 and $1.50 compared to $1.18 per share in fiscal 2004.
    Expectations for fiscal 2006 are largely a function of anticipated 2005 year-end levels of lending assets and the outlook for the magnitude of personal income tax refunds for many of the Company's customers. Tax refund proceeds may be used to pay current and past due cash advance obligations, redeem pawned merchandise and purchase merchandise at the Company's pawn locations. As many of these factors are difficult to estimate at this time, management places its initial estimated range of earnings from continuing operations for the full fiscal year of 2006 at between $1.70 and $1.80.
    Cash America International, Inc. is a provider of specialty financial services to individuals in the United States with 880 total locations. Cash America is the largest provider of secured non-recourse loans to individuals, commonly referred to as pawn loans, through 464 locations in 21 states under the brand names Cash America Pawn and SuperPawn. The Company also offers short-term cash advances in many of its U.S. locations including 279 locations that offer this service under the brand names Cash America Payday Advance and Cashland. In addition, check cashing services are provided through its 137 franchised and Company-owned "Mr. Payroll" check cashing centers.

    Save Harbor Statement under the Private Securities Litigation
Reform Act of 1995

    This release contains forward-looking statements about the business, financial condition and prospects of Cash America International, Inc. and its subsidiaries ("the Company"). The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation, changes in demand for the Company's services, the actions of third parties who offer products and services at the Company's locations, changes in competition, the ability of the Company to open new operating units in accordance with its plans, economic conditions, real estate market fluctuations, interest rate fluctuations, changes in the capital markets, changes in tax and other laws and governmental rules and regulations applicable to the Company's business, and other risks indicated in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as "believes," "estimates," "plans," "expects," "anticipates" and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.


          CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
           HIGHLIGHTS OF CONSOLIDATED RESULTS OF OPERATIONS
                (in thousands, except per  share data)

                               Three Months Ended   Nine Months Ended
                                  September 30,       September 30,
                               ------------------- -------------------
                                 2005      2004      2005      2004
                               --------- --------- --------- ---------

Consolidated Operations:
 Total revenue                 $144,773  $110,536  $423,331  $328,697
 Net revenue                   $103,910   $76,948  $295,574  $222,942
 Total operating expenses       $86,356   $63,897  $243,212  $183,454

 Income from operations         $17,554   $13,051   $52,362   $39,488

 Income from continuing
  operations before income
  taxes                         $15,216   $11,328   $45,107   $33,659

 Income from Continuing
  Operations                     $9,563    $7,181   $28,365   $21,249

 Income from Discontinued
  Operations    (1)                 $--   $16,483       $--   $21,144

 Net Income                      $9,563   $23,664   $28,365   $42,393

 Earnings per share:
   Basic -
     Income from continuing
      operations                  $0.33     $0.25     $0.97     $0.75
     Net income                   $0.33     $0.83     $0.97     $1.50
   Diluted -
     Income from continuing
      operations                  $0.32     $0.24     $0.94     $0.72
     Net income                   $0.32     $0.80     $0.94     $1.44

 Weighted average shares:
   Basic                         29,247    28,347    29,266    28,281
   Diluted                       30,142    29,522    30,218    29,473


(1) For periods through September 7, 2004 (the date of sale) and results include a gain on disposition of $14,689, net of applicable taxes of $4,213, for both periods.


          CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS
                  (in thousands, except share data)

                                            September 30,    December
                                         -------------------    31,
                                           2005      2004      2004
                                         --------- --------- ---------
                                             (Unaudited)
Assets

 Current assets:
   Cash and cash equivalents              $19,492   $13,712   $15,103
   Pawn loans                             122,916    88,243   109,353
   Cash advances, net                      39,712    34,334    36,490
   Merchandise held for disposition, net   73,827    57,554    67,050
   Finance and service charges
    receivable                             21,305    16,399    20,458
   Other receivables and prepaid
    expenses                               11,923     9,990    10,547
   Deferred taxes assets                   13,364     8,226     9,293
                                         --------- --------- ---------

     Total current assets                 302,539   228,458   268,294

 Property and equipment, net               93,184    75,776    87,612
 Goodwill                                 173,313   115,469   164,073
 Intangible assets, net                    24,119     4,623    24,361
 Other assets                              10,816    10,540    10,825
                                         --------- --------- ---------

     Total assets                        $603,971  $434,866  $555,165
                                         ========= ========= =========

Liabilities and Stockholders' Equity

 Current liabilities:
   Accounts payable and accrued expenses  $32,401   $28,880   $33,854
   Customer deposits                        6,579     5,215     5,686
   Dividends payable                           --     8,582        --
   Income taxes currently payable             885     5,709     2,505
   Current portion of long-term debt       16,786    16,786    16,786
                                         --------- --------- ---------

     Total current liabilities             56,651    65,172    58,831

 Deferred tax liabilities                  10,757     5,602    10,999
 Other liabilities                          1,445     1,510     1,559
 Long-term debt                           177,219    57,357   149,840
                                         --------- --------- ---------

     Total liabilities                    246,072   129,641   221,229
                                         --------- --------- ---------

 Stockholders' equity:
   Common stock, $.10 par value per
    share, 80,000,000 shares authorized,
    30,235,164 shares issued                3,024     3,024     3,024
   Additional paid-in capital             156,022   144,948   154,294
   Retained earnings                      214,052   173,969   187,860
   Notes receivable secured by common
    stock                                  (2,488)   (2,488)   (2,488)
   Treasury shares, at cost (1,045,639
    shares, 1,695,392 shares and 938,386
    shares at September 30, 2005 and
    2004, and December 31, 2004,
    respectively)                         (12,711)  (14,228)   (8,754)
                                         --------- --------- ---------

      Total stockholders' equity          357,899   305,225   333,936
                                         --------- --------- ---------

      Total liabilities and
       stockholders' equity              $603,971  $434,866  $555,165
                                         ========= ========= =========


          CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME
                (in thousands, except per share data)

                                Three Months Ended  Nine Months Ended
                                   September 30,      September 30,
                                ------------------- ------------------
                                  2005      2004      2005     2004
                                ---------- -------- --------- --------
                                              (Unaudited)

Revenue
 Finance and service charges      $35,980  $28,070  $102,476  $80,297
 Proceeds from disposition of
  merchandise                      66,027   53,814   210,101  172,557
 Cash advance fees                 40,428   26,723   102,114   68,440
 Check cashing royalties and
  fees                              2,338    1,929     8,640    7,403
                                ---------- -------- --------- --------

Total Revenue                     144,773  110,536   423,331  328,697

Cost of Revenue
 Disposed merchandise              40,863   33,588   127,757  105,755
                                ---------- -------- --------- --------

Net Revenue                       103,910   76,948   295,574  222,942
                                ---------- -------- --------- --------

Expenses
 Operations                        54,596   42,700   162,296  125,160
 Cash advance loss provision       15,502    7,021    31,905   15,440
 Administration                    10,411    9,849    31,924   30,539
 Depreciation and amortization      5,847    4,327    17,087   12,315
                                ---------- -------- --------- --------

Total Expenses                     86,356   63,897   243,212  183,454
                                ---------- -------- --------- --------

Income from Operations             17,554   13,051    52,362   39,488

 Interest expense                   2,787    2,082     7,614    6,264
 Interest income                     (402)    (127)   (1,227)    (203)
 Foreign currency transaction
  (gains) losses                      (47)    (232)      868     (232)
                                ---------- -------- --------- --------

Income from Continuing
 Operations before Income Taxes    15,216   11,328    45,107   33,659
 Provision for income taxes         5,653    4,147    16,742   12,410
                                ---------- -------- --------- --------

Income from Continuing
 Operations                         9,563    7,181    28,365   21,249
                                ---------- -------- --------- --------

 Income from discontinued
  operations before income taxes       --   21,475        --   28,163
 Provision for income taxes            --    4,992        --    7,019
                                ---------- -------- --------- --------

 Income from discontinued
  operations                           --   16,483        --   21,144
                                ---------- -------- --------- --------

Net Income                         $9,563  $23,664   $28,365  $42,393
                                ========== ======== ========= ========

Earnings Per Share:

 Basic -
  Income from continuing
   operations                       $0.33    $0.25     $0.97    $0.75
  Income from discontinued
   operations                         $--    $0.58       $--    $0.75
  Net income                        $0.33    $0.83     $0.97    $1.50

 Diluted -
  Income from continuing
   operations                       $0.32    $0.24     $0.94    $0.72
  Income from discontinued
   operations                         $--    $0.56       $--    $0.72
  Net income                        $0.32    $0.80     $0.94    $1.44

Weighted average common shares
 outstanding:

 Basic                             29,247   28,347    29,266   28,281
 Diluted                           30,142   29,522    30,218   29,473

Dividends declared per common
 share                             $0.025  $0.3175    $0.075  $0.3525



          CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
         FINANCIAL AND OPERATING DATA - CONTINUING OPERATIONS
               ($ in thousands, unless noted otherwise)

                              Three Months Ended   Nine Months Ended
                                 September 30,       September 30,
                              ------------------- --------------------
                                2005      2004      2005       2004
                              --------- --------- ---------- ---------

PAWN LENDING OPERATIONS:
 Pawn loans
  Annualized yield on pawn
   loans                         118.7%    125.9%     124.5%    131.3%
  Total amount of pawn loans
   written and renewed        $118,353   $86,853   $330,531  $250,766
  Average pawn loan balance
   outstanding                $120,230   $88,693   $110,070   $81,716
  Average pawn loan balance
   per average location in
   operation                      $268      $223       $248      $206
  Ending pawn loan balance
   per location in operation      $271      $222       $271      $222
  Average pawn loan amount at
   end of period (not in
   thousands)                      $92       $85        $92       $85
  Profit margin on
   disposition of merchandise
   as a percentage of
   proceeds from disposition
   of merchandise                 38.1%     37.6%      39.2%     38.7%
  Average annualized
   merchandise turnover            2.4x      2.5x       2.6x      2.9x
  Average balance of
   merchandise held for
   disposition per average
   location in operation          $153      $133       $146      $123
  Ending balance of
   merchandise held for
   disposition per location
   in operation                   $163      $145       $163      $145
  Pawnshop locations in
   operation -
    Beginning of period,
     owned                         445       396        441       398
    Acquired                         4        --          6        --
    Start-ups                        4         2          7         2
    Combined or closed              --        --         (1)       (2)
                              --------- --------- ---------- ---------
    End of period, owned           453       398        453       398
    Franchise locations at
     end of period                  11         6         11         6
                              --------- --------- ---------- ---------
    Total pawnshop locations
     at end of period              464       404        464       404
                              ========= ========= ========== =========
   Average number of owned
    pawnshop locations             448       397        444       396
                              ========= ========= ========== =========

 Cash advances
  Total amount of cash
   advances written (a)        $76,543   $59,486   $201,474  $154,594
  Number of cash advances
   written (not in thousands)
   (a)                         218,594   180,552    598,514   476,292
  Average amount per cash
   advance (not in thousands)
   (a)                            $350      $329       $337      $325
  Combined cash advances
   outstanding (a)             $20,217   $16,062    $20,217   $16,062
  Cash advances outstanding
   per location at end of
   period (a)                      $47       $41        $47       $41
  Cash advances outstanding
   before allowance for
   losses (b)                  $11,024   $10,820    $11,024   $10,820
  Locations offering cash
   advances at end of period       434       390        434       390
                              ========= ========= ========== =========
  Average number of locations
   offering cash advances          431       389        429       388
                              ========= ========= ========== =========

CASH ADVANCE OPERATIONS (c):
 Total amount of cash
  advances written (a)        $189,127  $114,477   $467,362  $286,028
 Number of cash advances
  written (not in thousands)
  (a)                          504,999   338,755  1,290,460   844,696
 Average amount per cash
  advance (not in thousands)
  (a)                             $375      $338       $362      $339
 Combined cash advances
  outstanding (a)              $44,148   $29,551    $44,148   $29,551
 Cash advances outstanding
  per location at end of
  period (a)                      $158      $128       $158      $128
 Cash advances outstanding
  before allowance for losses
  (b)                          $38,690   $28,106    $38,690   $28,106
 Cash advance locations in
  operation -
  Beginning of period              271       181        253       154
  Acquired                          --        32          1        32
  Start-ups                          8        20         27        49
  Combined or closed                --        (3)        (2)       (5)
                              --------- --------- ---------- ---------
  End of period                    279       230        279       230
                              ========= ========= ========== =========
  Average number of cash
   advance locations               275       198        267       177
                              ========= ========= ========== =========


          CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
   FINANCIAL AND OPERATING DATA - CONTINUING OPERATIONS (Continued)
               ($ in thousands, unless noted otherwise)

                               Three Months Ended   Nine Months Ended
                                  September 30,       September 30,
                               ------------------- -------------------
                                 2005      2004      2005      2004
                               --------- --------- --------- ---------

CHECK CASHING OPERATIONS (Mr.
 Payroll Corp.) (d)
 Face amount of checks cashed  $294,868  $275,930  $909,491  $859,797
 Gross fees collected            $3,950    $3,615   $12,720   $11,975
 Fees as a percentage of checks
  cashed                            1.3%      1.3%      1.4%      1.4%
 Average check cashed (not in
  thousands)                       $375      $364      $387      $378
 Centers in operation at end of
  period                            137       130       137       130
                               ========= ========= ========= =========
 Average check cashing centers      136       135       135       136
                               ========= ========= ========= =========


(a) Includes cash advances made by the Company and cash advances made by third-party lenders offered at the Company's locations
(b) Amounts recorded in the Company's consolidated financial statements.
(c) Includes only cash advance locations.
(d) Includes franchised and company-owned locations.


          CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
                CONSOLIDATED CASH ADVANCES OUTSTANDING
                            (in thousands)

                                                       September 30,
                                                     -----------------
                                                       2005     2004
                                                     -------- --------

Originated by the Company
 Active cash advances and fees receivable            $31,372  $23,553
 Cash advances and fees in collection                 10,680    5,651
                                                     -------- --------

   Total originated by the Company                    42,052   29,204
                                                     -------- --------

Originated by third-party lenders
 Active cash advances and fees receivable             16,116   12,522
 Cash advances and fees in collection                  6,197    3,887
                                                     -------- --------

   Total originated by third-party lenders            22,313   16,409
                                                     -------- --------

Combined gross portfolio                              64,365   45,613
 Less:  Elimination of cash advances owned by third-
  party lenders                                       14,177    6,134
 Less:  Discount on cash advances assigned by third-
  party banks                                            474      553
                                                     -------- --------

Company-owned cash advances and fees receivable,
 gross                                                49,714   38,926
 Less:  Allowance for losses                          10,002    4,592
                                                     -------- --------

Cash advances and fees receivable, net               $39,712  $34,334
                                                     ======== ========

                ALLOWANCE FOR LOSSES ON CASH ADVANCES
                           ($ in thousands)

                                  Three Months Ended Nine Months Ended
                                    September 30,      September 30,
                                  ------------------ -----------------
                                     2005      2004    2005     2004
                                  ---------- ------- -------- --------

Company-owned cash advances

 Balance at beginning of period      $7,720  $4,656   $4,358   $3,393
  Cash advance loss provision        15,282   7,046   31,420   15,211
  Charge-offs                       (14,990) (8,937) (32,691) (19,696)
  Recoveries                          1,990   1,827    6,915    5,684
                                  ---------- ------- -------- --------

 Balance at end of period           $10,002  $4,592  $10,002   $4,592
                                  ========== ======= ======== ========

Accrual for third-party lender-
 owned cash advances

 Balance at beginning of period        $607    $309     $342      $55
  Increase (decrease) in loss
   provision                            220     (25)     485      229
                                  ---------- ------- -------- --------

 Balance at end of period              $827    $284     $827     $284
                                  ========== ======= ======== ========

Combined statistics
 Combined cash advance loss
  provision                         $15,502  $7,021  $31,905  $15,440
                                  ========== ======= ======== ========
 Combined cash advance loss
  provision as a % of combined
  cash advances written                 5.8%    4.0%     4.8%     3.5%
                                  ========== ======= ======== ========
 Charge-offs (net of recoveries)
  as a % of combined cash
  advances written                      4.9%    4.1%     3.9%     3.2%
                                  ========== ======= ======== ========
 Combined allowance for losses
  and accrued third-party lenders
  losses as a % of combined gross
  portfolio                            16.8%   10.7%    16.8%    10.7%
                                  ========== ======= ======== ========


          CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
        INCOME FROM CONTINUING OPERATIONS BY OPERATING SEGMENT
            THREE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
                            (in thousands)

                                 Pawn     Cash     Check
                               Lending   Advance  Cashing Consolidated
                              --------- --------- ------- ------------

Three Months Ended September
 30, 2005:
-----------------------------

Revenue
 Finance and service charges   $35,980       $--     $--      $35,980
 Proceeds from disposition of
  merchandise                   66,027        --      --       66,027
 Cash advance fees              11,341    29,087      --       40,428
 Check cashing royalties and
  fees                              --     1,393     945        2,338
                               -------- --------- ------- ------------

Total revenue                  113,348    30,480     945      144,773

Cost of revenue - disposed
 merchandise                    40,863        --      --       40,863
                               -------- --------- ------- ------------

Net revenue                     72,485    30,480     945      103,910
                               -------- --------- ------- ------------

Expenses
 Operations                     41,130    13,123     343       54,596
 Cash advance loss provision     5,201    10,301      --       15,502
 Administration                  7,836     2,346     229       10,411
 Depreciation and amortization   3,957     1,811      79        5,847
                               -------- --------- ------- ------------

Total expenses                  58,124    27,581     651       86,356
                               -------- --------- ------- ------------

Income from continuing
 operations                    $14,361    $2,899    $294      $17,554
                               ======== ========= ======= ============

As of September 30, 2005:
-----------------------------

Total assets                  $482,134  $114,835  $7,002     $603,971
                              ========= ========= ======= ============
Three Months Ended September
 30, 2004:
-----------------------------

Revenue
 Finance and service charges   $28,070       $--     $--      $28,070
 Proceeds from disposition of
  merchandise                   53,814        --      --       53,814
 Cash advance fees               8,822    17,901      --       26,723
 Check cashing royalties and
  fees                              --     1,143     786        1,929
                               -------- --------- ------- ------------

Total revenue                   90,706    19,044     786      110,536

Cost of revenue - disposed
 merchandise                    33,588        --      --       33,588
                               -------- --------- ------- ------------

Net revenue                     57,118    19,044     786       76,948
                               -------- --------- ------- ------------

Expenses
 Operations                     32,971     9,397     332       42,700
 Cash advance loss provision     2,601     4,420      --        7,021
 Administration                  7,194     2,426     229        9,849
 Depreciation and amortization   2,978     1,226     123        4,327
                               -------- --------- ------- ------------

Total expenses                  45,744    17,469     684       63,897
                              --------- --------- ------- ------------

Income from continuing
 operations                    $11,374    $1,575    $102      $13,051
                               ======== ========= ======= ============

As of September 30, 2004:
-----------------------------

Total assets                  $329,279   $98,216  $7,371     $434,866
                              ========= ========= ======= ============


       CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
       INCOME FROM CONTINUING OPERATIONS BY OPERATING SEGMENT
            NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
                           (in thousands)

                                 Pawn     Cash    Check
                               Lending   Advance Cashing Consolidated
                              --------- -------- ------- ------------

Nine Months Ended September
 30, 2005:
-----------------------------

Revenue
 Finance and service charges  $102,476      $--     $--     $102,476
 Proceeds from disposition of
  merchandise                  210,101       --      --      210,101
 Cash advance fees              30,371   71,743      --      102,114
 Check cashing royalties and
  fees                              --    5,721   2,919        8,640
                              --------- -------- ------- ------------

Total revenue                  342,948   77,464   2,919      423,331

Cost of revenue - disposed
 merchandise                   127,757       --      --      127,757
                              --------- -------- ------- ------------

Net revenue                    215,191   77,464   2,919      295,574
                              --------- -------- ------- ------------

Expenses
 Operations                    123,046   38,199   1,051      162,296
 Cash advance loss provision    11,469   20,436      --       31,905
 Administration                 24,214    7,007     703       31,924
 Depreciation and
  amortization                  11,566    5,279     242       17,087
                              --------- -------- ------- ------------

Total expenses                 170,295   70,921   1,996      243,212
                              --------- -------- ------- ------------

Income from continuing
 operations                    $44,896   $6,543    $923      $52,362
                              ========= ======== ======= ============

Nine Months Ended September
 30, 2004:
-----------------------------

Revenue
 Finance and service charges   $80,297      $--     $--      $80,297
 Proceeds from disposition of
  merchandise                  172,557       --      --      172,557
 Cash advance fees              23,450   44,990      --       68,440
 Check cashing royalties and
  fees                              --    4,635   2,768        7,403
                              --------- -------- ------- ------------

Total revenue                  276,304   49,625   2,768      328,697

Cost of revenue - disposed
 merchandise                   105,755       --      --      105,755
                              --------- -------- ------- ------------

Net revenue                    170,549   49,625   2,768      222,942
                              --------- -------- ------- ------------

Expenses
 Operations                     99,283   24,824   1,053      125,160
 Cash advance loss provision     6,021    9,419      --       15,440
 Administration                 23,545    6,270     724       30,539
 Depreciation and
  amortization                   8,727    3,227     361       12,315
                              --------- -------- ------- ------------

Total expenses                 137,576   43,740   2,138      183,454
                              --------- -------- ------- ------------

Income from continuing
 operations                    $32,973   $5,885    $630      $39,488
                              ========= ======== ======= ============


    CONTACT: Cash America International, Inc., Fort Worth
             Thomas A. Bessant, Jr., 817-335-1100